                                 SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

             Filed by the registrant  |X|
         Filed by a party other than the registrant  |_|
         Check the appropriate box:
| |      Preliminary proxy statement         |_|      Confidential, for use of the Commission  only
                                                      (as permitted by Rule 14a-6(e)(2))
|_|      Definitive proxy statement
|_|      Definitive additional materials
|_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             MOVIE STAR, INC.
________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|      No fee required.
|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

________________________________________________________________________________

(2)      Aggregate number of securities to which transaction applies:

________________________________________________________________________________
(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

________________________________________________________________________________
(4)      Proposed maximum aggregate value of transaction:

________________________________________________________________________________
(5)      Total fee paid:

________________________________________________________________________________
|_|      Fee paid previously with preliminary materials:________________________

|_|      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

________________________________________________________________________________
(2)      Form, Schedule or Registration Statement No.:

________________________________________________________________________________
(3)      Filing party:

(4)      Date filed:

__________________________________
*    Set forth the amount on which the filing fee is calculated and state how it was determined.

                                MOVIE STAR, INC.
                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING

         The Annual Meeting of Shareholders of Movie Star, Inc. will be held on
Tuesday, November 28, 2000, at 10:00 A.M. at Club 101 on the Main Floor at 101
Park Avenue, New York, New York, for the following purposes:

         1) To elect directors.

         2) To approve the 2000 Performance Equity Plan.

         3) To ratify the selection of Deloitte & Touche LLP as auditors.

         4) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Company's Board of Directors has fixed October 17, 2000 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

                                    By Authority of the Board of Directors

                                    Saul Pomerantz, Secretary

New York, New York
October 24, 2000

         All shareholders are cordially invited to attend the Annual Meeting in person. YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE
ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND
THE ANNUAL MEETING. Your proxy will not be used if you are present at the Annual
Meeting and desire to vote your shares personally.

                                MOVIE STAR, INC.
                               136 Madison Avenue
                            New York, New York 10016

                                 PROXY STATEMENT

GENERAL INFORMATION

         This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of
Movie Star, Inc., a New York corporation (the "Company"), for use at the Annual
Meeting of its Shareholders to be held at Club 101 on the Main Floor at 101 Park
Avenue, New York, New York, on Tuesday, November 28, 2000, at 10:00 A.M. local time. The Annual Report to Shareholders for the fiscal year ended June 30, 2000, including financial statements and the report of the independent accountants, also accompanies this statement.

         This Proxy Statement, the accompanying Notice and the accompanying proxy card are first being mailed on or about October 24, 2000, to shareholders of record on October 17, 2000.

What matters am I voting on?

         You are being asked to vote on the following matters:

         o      The election of Directors to serve for the ensuing one-year period and until their respective successors are elected and qualified;

         o      A proposal to adopt our 2000 Performance Equity Plan under which options to purchase shares of our common stock may be granted to our directors, officers, employees and consultants;
                and

         o      To ratify the selection of Deloitte & Touche LLP as auditors.

         o      To transact such other business as may properly come before the meeting and any and all adjournments thereof.

Who is entitled to vote?

         Persons who were holders of our common stock as of the close of business on October 17, 2000, the record date, are entitled to vote at the meeting. As of October 17, 2000, we had issued and outstanding 14,896,977 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), the Company's only class of voting securities outstanding.

What is the effect of giving a proxy?

         Proxies in the form enclosed are solicited by and on behalf of the board. The persons named in the proxy have been designated as proxies by the board. If you sign and return the proxy in accordance with the procedures set

                                        2

forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy.

         If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted as follows:

        o     FOR the election of the nominees listed below under Proposal 1;

        o     FOR the approval of our 2000 Performance Equity Plan as described below under Proposal  2;

        o     FOR the ratification of the selection of Deloitte & Touche LLP as auditors under Proposal 3.

         If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any adjournments thereof. In the event that any other matters are properly presented at the meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment.

May I change my vote after I return my proxy card?

         Any proxy given pursuant to this solicitation may be revoked by you at any time before it is exercised. You may effectively revoke your proxy by:

         o    delivering written notification of your revocation to the
              Secretary of Movie Star;

         o    voting in person at the meeting; or

         o    delivering another proxy bearing a later date.

         Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

         The presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted ("shareholder withholding")
with respect to a particular matter. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" ("broker non-votes") and proxies reflecting shares subject to shareholder withholding will be treated as shares present for purposes of determining the presence of a quorum on all matters unless authority to vote is completely withheld on the proxy. Abstentions are voted neither "for"
nor "against" a matter, but are counted in the determination of a quorum.

What is a "broker non-vote"?

         A "broker non-vote" occurs when a broker submits a proxy that states that the broker does not vote for some of the proposals because the broker has not received instructions from the beneficial owners on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions.

                                        3

How many votes are needed for approval of each matter?

         o   The election of directors requires a plurality vote of the votes cast at the meeting. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction of the shareholder to withhold authority, abstentions or a broker non-vote) will not be counted in such nominee's favor.

         o   2000 Performance Equity Plan must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions from voting with respect to this proposal are counted as "votes cast" with respect to such proposal and, therefore, have the same effect as a vote against the proposal.
Shares which are subject to shareholder withholding or broker non-vote are not counted as "votes cast" with respect to such proposal and therefore will have no effect on such vote.

         o  The ratification of the selection of Deloitte & Touche LLP must be approved by the affirmative of a majority of the votes cast at the meeting.
Abstentions from voting with respect to this proposal are counted as "votes cast" with respect to such proposal and, therefore, have the same effect as a vote against the proposal. Shares which are subject to shareholder withholding or broker non-vote are not counted as "votes cast" with respect to such proposal and therefore will have no effect on such vote.

How do I vote?

         You may vote your shares in one of two ways: by mail or in person at the meeting. The prompt return of the completed proxy card vote will assist
Movie Star in preparing for the meeting. Date, sign and return the accompanying proxy in the envelope enclosed for that purpose (to which no postage need to be affixed if mailed in the United States). You can specify your choices by marking the appropriate boxes on the proxy card.

 If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you.

                                        4

Security Ownership of Certain Beneficial Owners and Management as of August 31,
2000

         The following table sets forth certain information as of August 31,
2000 with respect to the stock ownership of (i) those persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who
beneficially own more than 5% of the Company's Common Stock, (ii) each director of the Company and (iii) all directors and officers of the Company as a group.

                               AMOUNT AND NATURE OF                  PERCENT OF
NAME OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP                   CLASS(1)

Mark M. David                    3,095,428(2)(6)                       20.7789%
136 Madison Avenue
New York, NY 10016

Republic National                  845,814;Direct                       5.6778%
Bank as Trustee for
the Movie Star, Inc.
Employee Stock
Ownership Plan
452 Fifth Avenue
New York, NY 10018

Mrs. Abraham David               1,582,159(3)(7)                       10.6207%
8710 Banyan Court
Tamarac, FL 33321

Melvyn Knigin                      421,437(4)                           2.7721%
136 Madison Avenue
New York, NY  10016

Saul Pomerantz                     442,824(5)                           2.9042%
136 Madison Avenue
New York, NY  10016

Thomas Rende                       229,300(12)                          1.5327%
136 Madison Avenue
New York, NY  10016

Joel M. Simon                       74,166(10)                          0.4979%
136 Madison Avenue
New York, NY  10016

Gary W. Krat                       253,333(11)                          1.7006%
733 Third Avenue
New York, NY  10017

Abraham David                       25,000;Direct(9)                    0.1678%
8710 Banyan Court
Tamarac, FL 33321

All directors and officers       6,098,647(2)(4)(5)                    39.0493%
 as a group (6 persons)                   (8)(10)(11)(12)

                                       5

____________________________

(1)      Based upon 14,896,977 shares (excluding 2,016,802 treasury shares)
         outstanding and options, where applicable, to purchase shares of Common
         Stock, exercisable within 60 days.

(2)      Includes 336,072 shares owned by his spouse.

(3)      Includes 542,697 shares owned by Annie David as a trustee for the benefit of her daughters, Marcia Sussman and Elaine Greenberg and her grandchildren, Michael Sussman and David Greenberg.

(4)      Includes options granted to Melvyn Knigin for 260,937 shares pursuant to the 1994 ISOP, 25,000 pursuant to the 1988 Non-Qualified Plan and
         20,000 pursuant to the 2000 Plan exercisable within 60 days and 100,000 shares subject to the Affiliates Agreement (see Certain Transactions).

(5)      Includes options granted to Saul Pomerantz for 282,914 shares and
         Shelley Pomerantz for 40,000 shares (his wife who also is employed by the Company) pursuant to the 1994 ISOP, 15,000 pursuant to the 1988
         Non-Qualified Plan and 13,000 pursuant to the 2000 Plan exercisable within 60 days, 66,666 shares subject to the Affiliates Agreement (see
         Certain Transactions); and 244 shares owned by his spouse and 8,000 shares held jointly with his spouse.

(6)      Does not include Mrs. Abraham David's shares for which he holds the proxy.

(7)      Mark M. David holds a proxy for these shares.

(8)      Includes the shares held by Mrs. Abraham David.

(9)      Abraham David is the husband of Annie David and the father of Mark M.
         David.

(10)     Includes 26,666 shares subject to the Affiliates Agreement (see Certain
         Transactions).

(11)     Includes 233,333 shares subject to the Affiliates Agreement (see
         Certain Transactions).

(12)     Represents options granted to Thomas Rende for 57,000 shares, pursuant to the 1994 ISOP, and 7,000 pursuant to the 2000 Plan exercisable within 60 days, 46,000 shares held jointly with his spouse, 3,300 shares owned by his spouse and 116,000 shares subject to the Affiliates
         Agreement (see Certain Transactions).

                                        6

                                   PROPOSAL 1

Election of Directors

         The Board of Directors, pursuant to the Bylaws, has set the number of directors constituting the full Board at six directors. All five nominees have agreed to serve if elected; there will be one vacancy on the Board of Directors.
All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. Assuming the presence of a quorum, the directors shall be elected by a plurality of the votes cast at the meeting with respect to the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast "For" are elected as directors up to the maximum number of directors to be elected. Consequently, any shares not voted "For" a particular director (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted for purposes of determining a plurality.

                          ___________________________

Information Concerning Nominees for Directors

         a) All nominees are the current directors.

Director
 Since        Name                  Age           Position

1981          Mark M. David         53            Chairman of the Board

1997          Melvyn Knigin         57            President, Chief Executive
                                                  Officer  and Director

1983          Saul Pomerantz        51            Executive Vice President,
                                                  Chief Operating Officer,
                                                  Secretary and Director

1996          Gary W. Krat          52            Director

1996          Joel Simon            55            Director

Mark M. David was re-elected Chairman of the Board on November 18, 1999.
Effective as of July 1, 1999, Mr. David retired as a full-time executive employee of the Company. Mr. David relinquished the position of Chief Executive
Officer in February 1999, but remained as Chairman of the Board. He had been
Chairman of the Board and Chief Executive Officer from December 1985 to August
1995 and from April 1996 until February 1999, President from April 1983 to
December 1987 and Chief Operating Officer of the Company since the merger with
Stardust Inc. in 1981 until December 1987. Prior to the merger, he was founder,
Executive Vice President and Chief Operating Officer of Sanmark Industries Inc.

Melvyn Knigin was elected Chief Executive Officer and to the Board of Directors
on November 18, 1999. Mr. Knigin had been appointed Chief Executive Officer in
February 1999. Mr. Knigin was appointed to fill a vacancy on the Board of
Directors and promoted to Senior Vice President and Chief Operating Officer on

                                        7

February 5, 1997 and was promoted to President on September 4, 1997. Since joining the Company in 1987, he was the President of Cinema Etoile, the
Company's upscale intimate apparel division. Prior to joining the Company, he had spent most of his career in the intimate apparel industry.

Saul Pomerantz, CPA, was re-elected to the Board of Directors and elected Chief
Operating Officer on November 18, 1999. Mr. Pomerantz had been appointed Chief
Operating Officer in February 1999. Mr. Pomerantz was elected Senior Vice
President on December 3, 1987 and was promoted to Executive Vice President on
September 4, 1997. Previously, he was Vice President-Finance since 1981. He was
Chief Financial Officer from 1982 to February 1999 and has been Secretary of the
Company since 1983.

Gary W. Krat was re-elected to the Board of Directors on November 18, 1999. Mr.
Krat is currently Chairman Emeritus of SunAmerica, Inc. From 1990 and until his retirement in 1999, Mr. Krat was Senior Vice President of SunAmerica Inc. and
Chairman and Chief Executive Officer of SunAmerica Financial Network, Inc. and
its six NASD broker dealer companies with nearly ten thousand registered representatives. From 1977 until 1990, Mr. Krat was a senior executive with
Integrated Resources, Inc. Prior to joining Integrated Resources, Mr. Krat was a practicing attorney. He has a law degree from Fordham University and a Bachelor of Arts degree from the University of Pittsburgh.

Joel M. Simon was re-elected to the Board of Directors on November 18, 1999. Mr.
Simon is a principal of Crossroads, LLC, a financial consulting firm. Mr. Simon was the President and Chief Executive Officer of Starrett Corporation, a real estate construction, development and management company from March to December
1998. From 1996 to 1998, Mr. Simon was self-employed as a private investor.

         The Board of Directors unanimously recommends that you mark your proxy
"FOR" the election of all nominees to the Board.

Board of Directors Meetings and Committees

         The Board of Directors, pursuant to the Bylaws, has set the number of directors constituting the full Board of Directors at six directors. Five directors will be elected at the Annual Meeting, each to hold office for a term of one year or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal; there will be one vacancy on the
Board of Directors. During the fiscal year ended June 30, 2000, the Board of
Directors met four times.

         The members of the Nominating Committee are Mark M. David, Saul
Pomerantz and Gary W. Krat. This committee was formed in order to nominate officers and/or directors. The Nominating Committee met once during the fiscal year. Mark M. David, Saul Pomerantz and Gary W. Krat will serve on the
Nominating Committee again, subject to their election as directors.

         Two non-employee directors, Messrs. Krat and Simon, serve as the Audit
Committee. It recommends to the Board the engagement and discharge of the independent auditors for the Company (subject to shareholder ratification), analyzes the reports of such auditors, and makes such recommendations to the
Board with respect thereto as the committee may deem advisable. The Audit
Committee, met twice relating to fiscal year 2000. Messrs. Krat and Simon will serve on the Audit Committee again, subject to their election as directors.

         The members of the Compensation Committee are Mark M. David, Gary W.
Krat and Joel M. Simon. This committee was formed in order to set compensation and benefit levels for the Company's officers and other highly paid employees and to decide which employees would be granted options. Prior to the appointment of Messrs. Krat and Simon as Directors, decisions on executive compensation were made by the entire Board of Directors. Mark M. David, Gary W. Krat and Joel M.
Simon will serve on the Compensation Committee again, subject to their election as directors. The Compensation Committee met once during fiscal year 2000.

Board of Directors Compensation

         The Company currently pays its outside directors an annual fee of

                                        8

$15,000 and a fee of $1,500 per meeting for attendance at meetings of the Board and its Committees. Directors are also reimbursed for out-of-pocket expenses.

         There are no family relationships between the various executive officers and directors.

Consulting and Employment Agreements

         Effective as of July 1, 1999, Mr. David retired as a full-time executive employee of the Company. The Company and Mr. David have entered into a series of written agreements which provided for the payment to Mr. David of a lump sum retirement benefit of $500,000, the continuation of health insurance benefits and a split dollar life insurance policy on Mr. David's life and the retention of Mr. David's services as a consultant to the Company for a term of five years. Pursuant to the consulting agreement, Mr. David receives an annual fee of $200,000 and is prohibited from disclosing any confidential information of the Company and from engaging in any business which is competitive with the business of the Company.

         Movie Star has entered into written employment agreements with each of
Messrs. Knigin and Pomerantz, effective as of July 1, 1999. The agreements provide for an initial term of two years ending June 30, 2001. Mr. Knigin's annual base salary during the initial term is $400,000 and Mr. Pomerantz's annual base salary is $250,000 and they are each entitled to bonuses under the
Movie Star Senior Executive Incentive Compensation Plan (the "IC Plan"). In
addition, subject to shareholder approval of the 2000 Plan, each of Messrs.
Knigin and Pomerantz were granted incentive options. In the event the 2000 Plan is not approved by the shareholders, Messrs. Knigin and Pomerantz will be granted options under the 1988 Non-Qualified Plan. The agreements with Messrs.
Knigin and Pomerantz contain non-compete provisions which provide that for one year after termination of employment in certain circumstances, these persons are prohibited from competing with the Company without our prior written consent.

         Mr. Rende does not have a written employment agreement with Movie Star.
However, the Compensation Committee has determined that Mr. Rende is eligible to receive a bonus under the IC Plan and, subject to shareholder approval of the
2000 Plan, he has been granted incentive options.

Executive Officers

         The Company's executive officers are Melvyn Knigin, President and Chief
Executive Officer, Saul Pomerantz, Executive Vice President, Secretary and Chief
Operating Officer and Thomas Rende, Chief Financial Officer. Effective as of
June 30, 1999, Mark M. David is no longer an executive officer of the Company.
Except for the Company's Chief Financial Officer, Thomas Rende, information concerning each executive officer's age and length of service with the Company can be found herein under the section entitled "ELECTION OF DIRECTORS." Mr.
Rende is thirty-nine years old and was appointed Chief Financial Officer in
February 1999. Since joining Movie Star in 1989, Mr. Rende has held various positions within the finance department.

Report of the Compensation Committee on Executive Compensation

Joel M. Simon, Gary W. Krat and Mark M. David were appointed by the Board of
Directors, and each of them agreed to serve, as members of the Compensation
Committee (the "Committee").

Following the realignment of senior management which resulted from the retirement of Mark M. David at the end of fiscal year 1999, the Company entered into comprehensive written employment agreements with Melvyn Knigin, who assumed the additional position of Chief Executive Officer, and Saul Pomerantz, who assumed the additional duties of Chief Operating Officer. In addition, Thomas
Rende was promoted to the position of Chief Financial Officer. In light of Mr.
David's retirement and the new duties assumed by the Company's remaining senior executives, the Compensation Committee determined the salaries for Messrs.
Knigin, Pomerantz and Rende for fiscal year 2000.

                                        9

Compensation Policies

In determining the appropriate levels of executive compensation for fiscal year
2000, the Committee based its decisions on (1) the realignment of senior management following the retirement of Mark M. David, (2) the Company's continued improved financial condition, (3) the need to retain experienced individuals with proven leadership and managerial skills, (4) the executives'
motivation to enhance the Company's performance for the benefit of its shareholders and customers, and (5) the executives' contributions to the accomplishment of the Company's annual and long-term business objectives.

Salaries generally are determined based on the Committee's evaluation of the value of each executive's contribution to the Company, the results of recent past fiscal years in light of prevailing business conditions, the Company's goals for the ensuing fiscal year and, to a lesser extent, prevailing levels at companies considered to be comparable to and competitors of the Company.

In addition to base salary compensation, the Committee has also, from time to time, recommended that stock options be granted to the executive officers of the
Company in order to reward the officers' commitment to maximizing shareholder return and long-term results.

Base Salary Compensation

Based on recommendations from the Company's Chairman of the Board, the collective business experience of the other Committee members and negotiations with Messrs. Knigin and Pomerantz, their base salaries were established for the two-year terms of their respective employment agreements. The Committee does not utilize outside consultants to obtain comparative salary information, but believes that the salaries paid by the Company are competitive, by industry standards, with those paid by companies with similar sales volume to the
Company. The Committee places considerably more weight on each executive's contribution to the Company's development and maintenance of its sources of supply, manufacturing capabilities, marketing strategies and customer relationships than on the compensation policies of the Company's competitors;
however, the Committee does not establish or rely on target levels of performance in any of these areas to arrive at its recommendations.

The current senior executives of the Company have been associated with the
Company in senior management positions for periods ranging from eleven to more than twenty-one years. They have been primarily responsible for the formulation and implementation of the Company's recent financial and operational restructuring and provide the Company with a broad range of management skills which are considered by the Committee to be an essential source of stability and a base for the Company's future growth.

Stock Option Grants

In 1983, the Company adopted an Incentive Stock Option Plan (the "1983 ISOP") to provide a vehicle to supplement the base salary compensation paid to key employees. All of the Company's senior executives were eligible to receive grants under the 1983 ISOP. Options under the 1983 ISOP were granted at fair market value at the date of grant. In the past, the Committee recommended and the Board of Directors granted options under the 1983 ISOP to each of the senior executives, except Mr. David. The options granted under the 1983 ISOP were exercisable at a rate of 11% per year for the first eight years of service after grant and 12% for the ninth year after grant. No options have been granted to the Company's senior executives under the 1983 ISOP since 1986 and no further options may be granted under the 1983 ISOP. The 1983 ISOP has expired.

On July 15, 1994, the Committee adopted a new Incentive Stock Option Plan (the
"1994 ISOP") to replace the expired 1983 ISOP. The 1994 ISOP authorized the grant of options to purchase up to 2,000,000 shares of the Company's common stock. Options for all of the shares of the Company's common stock under the
1994 ISOP have been granted. All of the Company's management and administrative employees are eligible to receive grants under the 1994 ISOP. Subject to shareholder approval, options under the 1994 ISOP were granted to each of the
Company's senior executives (except Mark M. David) on July 15, 1994 at fair market value at that date. As a condition to the grant of options

                                       10

to the Company's senior executives, the Committee required each of the recipients to surrender for cancellation any interest in options granted prior to July 15, 1994. The 1994 ISOP was approved by the Company's shareholders at the Company's Annual Meeting on December 8, 1994.

On February 21, 2000, the Committee adopted a new Performance Equity Plan
(including a new Incentive Stock Option Plan) (the "2000 Plan" ). The 2000 Plan
authorizes the Company to grant qualified and non-qualified options to participants for the purchase of up to an additional 750,000 shares of the
Company's common stock and to grant other stock-based awards to eligible employees of the Company. The 2000 Plan is subject to shareholder approval and will be presented to the shareholders at the Company's next Annual Meeting.

In addition to the incentive stock option plans, in 1988, the Committee recommended and the Board of Directors adopted a non-qualified Management Option
Plan (the "1988 Non-Qualified Plan") to provide an additional continuing form of long-term incentive to selected officers of the Company. The 1988 Non-Qualified
Plan was approved by the Company's shareholders at the Company's Annual Meeting on December 13, 1988. Generally, options under the 1988 Non-Qualified Plan are issued with a 10-year exercise period in order to encourage the executive officers to take a long-term approach to the formulation and accomplishment of the Company's goals. In 1988, the Committee recommended and the Board of
Directors approved the grant of options under the non-qualified option plan to all of the Company's then executive officers.

In January 1997, the independent directors serving on the Committee recommended that the Company grant new options under the 1994 ISOP to Saul Pomerantz and
Melvyn Knigin at a price equal to the market price for the Company's shares on the date of the grant. The grant of new options to Messrs. Pomerantz and Knigin was also subject to the condition that they surrender for cancellation any interest in options granted to them prior to January 29, 1997.

In November 1998, the independent directors serving on the Committee recommended that the Company grant new options to Messrs. Knigin and Pomerantz under the
1994 ISOP and the 1988 Non-Qualified Plan and to Mr. Rende under the 1994 ISOP.

In February 2000, the Committee recommended that the Company grant additional options to Messrs. Knigin and Pomerantz in conjunction with their respective employment agreements and to Mr. Rende in connection with his promotion to Chief
Financial Officer.

Incentive Compensation

In September 1998, the Compensation Committee adopted an incentive compensation plan for senior executives, other than Mr. David (the "Incentive Plan"). Under the 1998 Incentive Plan, the Compensation Committee had the discretion to award bonus compensation to senior executives in an amount not to exceed five (5%)
percent of any increases in net income before taxes over the base amount of
$1,200,000 (the "Bonus Pool"). Based on the collective efforts of Messrs. Knigin and Pomerantz, the Compensation Committee determined to award bonuses to them under the 1998 Incentive Plan for fiscal year 1999. Mr. Knigin was eligible to receive incentive compensation equal to three (3%) percent and Mr. Pomerantz was eligible to receive two (2%) of net income before taxes in excess of $1,200,000.

In fiscal 2000, the Committee amended the Incentive Plan to increase the Bonus
Pool from 5% to 6.75%. Pursuant to their respective employment agreements, Mr.
Knigin was eligible to receive incentive compensation equal to three (3%)
percent and Mr. Pomerantz was eligible to receive two (2%) percent of net income before taxes in excess of $1,200,000 for fiscal year 2000. In addition, the
Committee determined that Mr. Rende was eligible to participate in the Bonus
Pool and awarded him incentive compensation equal to 0.25% of net income before taxes in excess of $1,200,000 for fiscal year 2000.

                                       11

Compensation of the Chief Executive Officer

For fiscal year 2000, the annual base salary paid to the Company's Chief
Executive Officer, Melvyn Knigin, pursuant to his employment agreement was
$400,000. Mr. Knigin's employment agreement provides for the same annual base salary in fiscal year 2001.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks or insider participation.

                           Mark M. David
                           Gary W. Krat
                           Joel M. Simon

                                       12

                        Summary Compensation Table

                                        LONG-TERM COMPENSATION
                                   ANNUAL              RESTRICTED
NAME AND PRINCIPAL     FISCAL COMPENSATION     STOCK     OPTIONS     ALL OTHER
POSITION               YEAR      SALARY ($)  AWARDS($) (# SHARES)  COMPENSATION

Mark M. David          2000            -        -           -              -
Chairman of            1999      340,355        -           - (1)    508,145(2)
the Board              1998      335,000        -      350,000(1)      8,145(2)

Melvyn Knigin          2000      405,127        -      800,000(3)     52,194
President and          1999      405,406        -      600,000(3)     67,495
Chief Executive        1998      350,000        -      350,000(5)          -
Officer of the
Company; Director

Saul Pomerantz         2000      252,254        -      630,000(4)     38,005
Executive Vice         1999      228,342        -      500,000(4)     44,996
President and          1998      200,000        -      350,000(5)          -
Chief Operating
Officer of the
Company; Director

Thomas Rende           2000      148,843        -      175,000(6)      3,772
Chief Financial        1999      126,300        -      105,000(6)          -
Officer

(1)      Represents options to purchase 350,000 shares of Common Stock granted on January 29, 1997 under the 1988 Non-Qualified Plan. Mr. David surrendered these options on November 4, 1998.

(2)      Represents annual premiums of $8,145 paid by the Company for a split dollar form of life insurance policy on the life of Mark M. David and an accrual for the retirement payment made to Mr. David in connection with his retirement as a full-time employee of the Company.

(3)      Represents options to purchase shares of Common Stock under the 1994
         ISOP of which 350,000 shares were granted on January 29, 1997 and
         125,000 were granted on November 4, 1998 and 125,000 shares granted on
         November 4, 1998 under the Company's 1988 Non-Qualified Plan. Fiscal
         Year 2000 also includes 200,000 shares granted on February 22, 2000 pursuant to the 2000 Plan, which are subject to shareholder approval.

(4)      Represents options to purchase shares of Common Stock under the 1994
         ISOP of which 350,000 shares were granted on January 29, 1997 and
         75,000 were granted on November 4, 1998 and 75,000 shares granted on
         November 4, 1998 under the Company's 1988 Non-Qualified Plan. Fiscal
         Year 2000 also includes 130,000 shares granted on February 22, 2000 pursuant to the 2000 Plan, which are subject to shareholder approval.

(5)      Represents options to purchase 350,000 shares of Common Stock granted on January 29, 1997 under the 1994 ISOP.

(6)      Represents options to purchase shares of Common Stock under the 1994
         ISOP of which 20,000 shares were granted on July 15, 1994, 50,000 were

                                       13

         granted on January 29, 1997 and 35,000 were granted on November 4,
         1998. Fiscal Year 2000 also includes 70,000 shares granted on February
         22, 2000 pursuant to the 2000 Plan, which are subject to shareholder approval.

                                       14

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES

                                                           Value of Unexercised,
               Number of                                       In-the-Money
                Shares      Dollar   Number of Unexercised    Options/SARs at
              Acquired on   Value    Options/SARs at Fiscal   Fiscal Year-End
     Name      Exercise    Realized        Year-End(#)            ($)(3)

                                       Exer-      Unexer-       Exer-   Unexer-
                                      cisable     cisable      cisable  cisable

MELVYN KNIGIN      -          -      305,937(1)   494,063(1)   17,871   19,629

SAUL POMERANTZ     -          -      310,914(1)   319,086(1)   18,620   12,630

THOMAS RENDE       -          -       64,000(2)   111,000(2)    2,313    3,000

                                    ____________________________

(1)      Consists of options to purchase shares pursuant to the Company's 1988
         Non-Qualified Plan, the 1994 ISOP, and the 2000 Plan. Options granted pursuant to the 2000 Plan are subject to shareholder approval.

(2)      Consists of options granted pursuant to the 1994 ISOP and the 2000
         Plan. Options granted pursuant to the 2000 Plan are subject to shareholder approval.

(3)      The value attributed to unexercised options/SARs at fiscal year-end is based on the market value at June 30, 2000 less the cost to exercise the Options/SARs.

                                       15

                          STOCK PRICE PERFORMANCE GRAPH

         The Stock Price Performance Graph below compares cumulative total return of the Company, the S&P 500 Index and a selected peer group index selected by the Company.* The graph plots the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

            __________________________________________________________________

                  Comparison of Cumulative Total Return
            __________________________________________________________________

            06/30/95   06/30/96   06/30/97    06/30/98    06/30/99    06/30/00

MSI            0.00%     44.44%    -11.11%      22.22%     200.00%      22.22%
S&P            0.00%     23.11%     62.49%     108.14%     151.99%     167.02%
Peer Group     0.00%     13.77%     -0.74%       9.06%     -24.94%     -67.96%

_____________

     *The peer group index is selected by the Company and is comprised of the
Company and the following apparel companies, as adjusted for relative market capitalization: Hampton Industries, Nitches Inc., Warnaco Group, Inc. and
Donnkenny, Inc.

                                       16

Employee Stock Ownership Plan

         The Company adopted an Employee Stock Ownership and Capital
Accumulation Plan ("ESOP") as of July 1, 1983. The ESOP is intended to comply with the provisions of the Employee Retirement Income Security Act of 1974, as
amended, the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit
Reduction Act of 1984 and the Retirement Equity Act of 1984. A favorable determination letter was initially issued by the Internal Revenue Service with regard to the ESOP in February 1985. From time to time, the ESOP is amended as required to comply with amendments to the applicable statutes. Contributions to the ESOP by the Company are discretionary. The allocation of the contribution made in any year to eligible employees is based on their earnings. All employees over the age of 18 years who have been employed by the Company for one year are eligible to participate in the ESOP. All participants in the ESOP at June 30,
1996 are fully vested. Employees hired on and after July 1, 1996 vest in the
ESOP as follows:

                    Service with Company after June 30, 1996

         up to five years.... 0%
         five years.......... 100%

For the fiscal year ended June 30, 2000, the Company did not make a contribution.

         As of August 31, 2000, the ESOP owns 845,814 shares or 5.6778% of the outstanding shares of the Company's Common Stock. Withdrawal of vested balances by participants can take place upon death, disability or early or normal retirement. Vested benefits will be paid to participants who have terminated their employment for reasons other than death, disability or early or normal retirement as quickly as possible after the third June 30 following departure.

Stock Options

2000 Performance Equity Plan

         On February 21, 2000, the Board of Directors adopted the 2000
Performance Equity Plan authorizing the grant of up to 750,000 options, subject to shareholder approval. To date, options to purchase 490,000 shares have been granted under the plan, of which 40,000 will be vested upon shareholder approval of the plan. See discussion under Proposal 2 for details of the plan.

1994 Incentive Stock Option Plan

         In 1994, the Company adopted an Incentive Stock Option Plan (the "1994
ISOP"). The 1994 ISOP was approved by the shareholders of the Company on
December 8, 1994. The purpose of the 1994 ISOP is to enable the Company to attract and retain key employees by providing them with an opportunity to participate in the Company's ownership. Awards under the 1994 ISOP are made by the Compensation Committee. The 1994 ISOP is intended to comply with Section
422A of the Internal Revenue Code of 1986, as amended. All options are granted at market value as determined by reference to the price of shares of the Common
Stock on the American Stock Exchange.

         As of June 30, 2000, there were options outstanding to purchase
1,980,000 shares, exercisable at prices ranging from $.625 to $1.75 over the period June 30, 2000 to December 20, 2009, of which 1,111,851 are vested. An aggregate of thirty-one persons hold options under the 1994 ISOP. For Fiscal
2000, 110,000 options were granted under the 1994 ISOP.

1983 Incentive Stock Option Plan

         In 1983, the Company adopted an Incentive Stock Option Plan (the "1983
ISOP"). The 1983 ISOP expired by its terms in 1993 and was replaced by the 1994
ISOP. As of June 30, 2000, one person holds options which were granted under the
1983 ISOP to purchase 5,000 shares at a price of $1.375, all of which shares are vested.

                                       17

1988 Non-Qualified Stock Option Plan

         On December 13, 1988, the Company's shareholders approved a non-qualified stock option plan of up to 1,666,666 shares. As of June 30, 2000, two persons hold options to purchase an aggregate of 200,000 shares, at an exercise price of $.625 per share. These options vest over a period of five years commencing November 4, 1999 and the vested portion may be exercised at any time until November 3, 2008.

Certain Transactions

         In December 1997, certain affiliates of the Company including Messrs.
Knigin, Pomerantz, Krat, Simon and Rende (collectively, the "Affiliates"), purchased from unrelated third parties 8% Convertible Senior Notes of the
Company in the aggregate face amount of $278,500 (the "Notes"). The Affiliates entered into a written Agreement with the Company dated December 7, 1997 (the
"Affiliates Agreement") pursuant to which they agreed to (i) certain restrictions on the circumstances under which the Notes and the shares of Common
Stock underlying the Notes could be sold or transferred, and (ii) granted the
Company the right to purchase the shares of Common Stock underlying the Notes at a price equal to ninety (90%) of the market price at the time any of the
Affiliates is permitted under the Affiliates Agreement to sell the shares of
Common Stock in the open market and wishes to do so. As required by the
Affiliates Agreement, all of the Affiliates converted the Notes into shares of
Common Stock on March 31, 1999. On and after January 2, 2001, these restrictions will expire.

Compliance With Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file initial reports of ownership and reports of changes of in ownership of common stock with the Securities and Exchange
Commission (SEC) and the American Stock Exchange. Executive officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish us with copies of all such reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended June
30, 2000, all filings under Section 16(a) were made as required.

                                   PROPOSAL 2

Approval of the 2000 Performance Equity Plan

         In February 2000, our board adopted the 2000 Performance Equity Plan
("Plan"), subject to shareholder approval at the Annual Meeting. Movie Star operates in a competitive market. A particularly competitive area of Movie
Star's business is attracting and retaining talented employees (including executives, sales and support personnel and others). In order to effectively compete in today's market for qualified employees, Movie Star must compensate employees with stock options and align their interests with those of the shareholders. During 2000, Movie Star granted Messrs. Knigin, Pomerantz and
Rende, options to purchase 200,000, 150,000 and 70,000 shares of Common Stock, respectively, at an exercise prices on the dates of grant ranging from $0.6875to
$1.0625 per share, subject to approval of the Plan by the shareholders. In addition, options under the 2000 Plan were granted to two other employees, subject to shareholder approval of the 2000 Plan.

         It is imperative that Movie Star continue to attract and retain the quality and quantity of employees that it has in the past in order to continue its growth and effect its business plan. If unable to do this, Movie Star will be at a significant competitive disadvantage in the marketplace and shareholder value could be adversely impacted. There is an aggregate of 1,466,666 shares still available for grant under the 1988 Non-Qualified plan and there are no shares remaining available under the 1994 ISOP. The ability to continue to compensate employees with equity- based grants such as stock options is key to competing for talent. For these reasons, we are requesting that the shareholders approve the Plan.

                                       18

         The Board of Directors recommends voting "FOR" Proposal 2.

Summary of the Plan

         Administration

         The Plan is administered by the board or a compensation committee of the board (as used in this summary, the "Committee"). The Committee has full authority, subject to the provisions of the Plan, to award (i) Stock Options,
(ii) Restricted Stock, (iii) Deferred Stock, (iv) Stock Reload Options and/or
(v) Other Stock-Based Awards (collectively, "Awards"). Subject to the provisions of the Plan, the Committee determines, among other things, the persons to whom from time to time Awards may be granted ("Holders"), the specific type of Awards to be granted (e.g., Stock Options, Restricted Stock), the number of shares subject to each Award, share prices, any restrictions or limitations on such
Awards (e.g., the "Deferral Period" in the grant of Deferred Stock and the
"Restriction Period" when Restricted Stock is subject to forfeiture), and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards.

         Stock Subject to the Plan

         The Plan authorizes the granting of Awards whose exercise would allow up to an aggregate of 750,000 shares of common stock to be acquired by the
Holders of such Awards. In order to prevent the dilution or enlargement of the rights of Holders under the Plan, the number of shares of common stock authorized by the Plan is subject to adjustment by the Committee in the event of any dividend on shares of common stock payable in shares of common stock, common stock split or reverse split or other extraordinary or unusual event which results in a change in the shares of common stock as a whole. The Committee, in the event of any of the foregoing, will make equitable adjustments in the terms of any awards and the aggregate number of shares reserved for issuance under the
Plan.

         If any Award granted under the Plan is forfeited or terminated prior to exercise, the shares of common stock that were available pursuant to such Award shall again be available for distribution in connection with Awards subsequently granted under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then the number of shares available under the Plan will be increased by the lesser of (i)
the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

         Eligibility

         Subject to the provisions of the Plan, Awards may be granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to Movie Star and who are deemed to have contributed or to have the potential to contribute to Movie Star's success.
Incentive Stock Options, as hereinafter defined, may be awarded only to persons who, at the time of grant of such awards, are, or have agreed to become, employees of Movie Star or its wholly- or majority-owned subsidiaries.

         Types of Awards

         Options. The Plan provides both for "Incentive" stock options
("Incentive Stock Options") as defined in Section 422 of the Internal Revenue
Code of 1986, as amended ("Code"), and for options not qualifying as Incentive
Options ("Non-Qualified Stock Options"), both of which may be granted with any other stock-based award under the Plan. The Committee determines the exercise price per share of common stock purchasable under an Incentive or Non-Qualified
Stock Option (collectively, "Stock Options"). The exercise price of Stock
Options may not be less than 100% of the fair market value on the day of the grant (or, if greater, the par value of a share of common stock). However, (i)
the exercise price of an Incentive Stock Option granted to a person possessing more than 10% of the total combined voting power of all classes of Movie Star stock may not be less than 110% of such fair market value on the date of grant and (ii) if the Stock Option is granted in connection with the recipient's hiring, promotion or similar event, the exercise price may not be less than the fair market value of the common stock on the trading date immediately preceding the date on which the recipient is hired or promoted (or similar event) if the grant of the Stock Option occurs not more than 120 days after the date of such

                                       19

hiring, promotion or other event. In the case of an Incentive Stock Option, the aggregate fair market value (on the date of grant of the Stock Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year shall not exceed $100,000. An Incentive
Stock Option may only be granted within a ten-year period from the date the
Plan is adopted and approved and may only be exercised within ten years from the date of the grant (or within five years in the case of an Incentive Stock Option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of Movie Star stock). Subject to any limitations or conditions the Committee may impose, Stock
Options may be exercised, in whole or in part, at any time during the term of the Stock Option by giving written notice of exercise to Movie Star specifying the number of shares of common stock to be purchased. Such notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in securities of Movie Star or in combination thereof.

         Generally, Stock Options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution and all Stock
Options are exercisable during the Holder's lifetime (or in the event of legal incapacity or incompetency, the Holder's guardian or legal representative).
However, a Holder, with the approval of the Committee, may transfer a
Non-Qualified Stock Option by gift to a family member of the Holder, by domestic relations order to a family member of the Holder or by transfer to an entity in which more than fifty percent of the voting interests are owned by family members of the Holder or the Holder, in exchange for an interest in that entity.

         Generally, if the Holder is an employee, no Stock Options, or any portion thereof, granted under the Plan may be exercised by the Holder unless he or she is employed by Movie Star or a subsidiary at the time of the exercise and has been so employed continuously from the time the Stock Options were granted.
However, in the event the Holder's employment with Movie Star is terminated due to disability, the Holder may still exercise his or her vested Stock Options for a period of 12 months (or such other greater or lesser period as the Committee may determine) from the date of such termination or until the expiration of the stated term of the Stock Option, whichever period is shorter. Similarly, should a Holder die while in the employment of Movie Star or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent
Holder's vested Stock Options for a period of 12 months from the date of his or her death (or such other greater or lesser period as the Committee may determine) or until the expiration of the stated term of the Stock Option, whichever period is shorter. If the Holder's employment with Movie Star is terminated due to normal retirement (upon such age as designated by the
Committee, and if no age is designated, then upon attaining the age of 62), the
Holder may still exercise his or her vested Stock Options for a period of three years from the date of such termination or until the expiration of the stated
term of the Stock Option, whichever period is shorter. If the Holder's employment is terminated for any reason other than death, disability or normal retirement, the Stock Option shall automatically terminate, except that if the
Holder's employment is terminated by Movie Star without cause, then the portion of any Stock Option that has vested on the date of termination may be exercised for the lesser of three months after termination of employment (or such other greater or lesser period as the Committee may determine) or the balance of the
Stock Option's term.

         Restricted Stock. The Committee may award shares of restricted stock
("Restricted Stock") either alone or in addition to other Awards granted under the Plan. The Committee determines the persons to whom grants of Restricted
Stock are made, the number of shares to be awarded, the price (if any) to be paid for the Restricted Stock by the person receiving such stock from Movie
Star, the time or times within which awards of Restricted Stock may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Restricted Stock awards.

         Restricted Stock awarded under the Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to Movie Star during the applicable Restriction Period. Other than regular cash dividends and other cash equivalent distributions as the Committee may designate, pay or distribute, Movie Star will retain custody of all distributions ("Retained Distributions") made or declared with respect to the
Restricted Stock during the Restriction Period. A breach of any restriction regarding the Restricted Stock will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto. Except for the foregoing restrictions, the Holder will, even during the Restriction Period, have all of the rights of a shareholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as the Committee may designate, pay or distribute on such Restricted Stock and the right to vote such shares.

                                       20

         In order to enforce the foregoing restrictions, the Plan requires that all shares of Restricted Stock awarded to the Holder remain in the physical custody of Movie Star until the restrictions on such shares have terminated and all vesting requirements with respect to the Restricted Stock have been fulfilled.

         Deferred Stock. The Committee may award shares of deferred stock
("Deferred Stock") either alone or in addition to other Awards granted under the
Plan. The Committee determines the eligible persons to whom, and the time or times at which, Deferred Stock will be awarded, the number of shares of Deferred
Stock to be awarded to any person, the duration of the period (the "Deferral
Period") during which, and the conditions under which, receipt of the stock will be deferred, and all the other terms and conditions of such Deferred Stock
Awards.

         Deferred Stock awards granted under the Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to Movie Star during the applicable Deferral Period. The Holder shall not have any rights of a shareholder until the expiration of the applicable
Deferral Period and the issuance and delivery of the certificates representing such common stock. The Holder may request to defer the receipt of a Deferred
Stock award for an additional specified period or until a specified event. Such request must generally be made at least one year prior to the expiration of the
Deferral Period for such Deferred Stock award.

         Stock Reload Options. The Committee may grant Stock Reload Options to a
Holder who tenders shares of common stock to pay the exercise price of a Stock
Option ("Underlying Option") and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes. A Stock Reload Option permits a Holder who exercises a Stock Option by delivering stock owned by the Holder for a minimum of six months to receive back from Movie Star a new Stock Option (at the current market price) for the same number of shares delivered to exercise the Option. The Committee determines the terms, conditions, restrictions and limitations of the Stock Reload Options. The exercise price of Stock Reload Options shall be the fair market value as of the date of exercise of the Underlying Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and expires on the expiration date of the Underlying Option.

         Other Stock-Based Awards. The Committee may grant Other Stock-Based
Awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the Committee to be consistent with the purposes of the Plan, including purchase rights, shares of common stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries. Subject to the terms of the Plan, the
Committee has complete discretion to determine the terms and conditions applicable to Other Stock-Based Awards. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under the Plan or any other Plan of Movie Star.

         Competition with Movie Star; Solicitation of Customers and Employees;
         Disclosure of Confidential Information

         Unless the written agreement with a Holder expressly provides otherwise, if a Holder's employment with Movie Star or a subsidiary is terminated as a result of the voluntary resignation of the Holder, and within one hundred and eighty (180) days after the date thereof such Holder either (i)
accepts employment with any competitor of, or otherwise engages in competition with, the Company or (ii) discloses to anyone outside the Company or uses any confidential information or material of the Company in violation of the
Company's policies or any agreement between the Holder and the Company, the
Committee, in its sole discretion, may require such Holder to return to the
Company the economic value of any award that was realized or obtained by such
Holder at any time during the period beginning on the date that is one hundred and eighty (180) days prior to the date such Holder's employment with the
Company is terminated, unless the award is a stock option which the Holder exercised at least one hundred and eighty (180) days prior to such voluntary resignation.  The provisions of this Section shall not apply to any awards granted prior to the date upon which the Plan shall have been approved by the
Company's stockholders.

         Termination for Cause

         Except as otherwise expressly provided in the Agreement, the Committee may, if a Holder's employment with the Company or a Subsidiary is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by

                                       21

such Holder at any time during the period beginning on the date that is one hundred and eighty (180) days prior to the date such Holder's employment with the Company is terminated.

         Withholding Taxes

         Upon the exercise of any Award granted under the Plan, the Holder may be required to remit to Movie Star an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of Common Stock.

         Agreements

         Stock options, restricted stock, deferred stock, stock reload options and other stock-based awards granted under the Plan will be evidenced by agreements consistent with the Plan in such form and having such additional terms (not contrary to the requirements of the Plan) as the Committee may prescribe. Neither the Plan nor agreements thereunder confer any right to continued employment upon any holder of a stock option, restricted stock, deferred stock, stock reload options or other stock-based award.

         Term and Amendments

         Unless terminated by the board, the Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only during the ten-year period following the date the Plan becomes effective. The board may at any time, and from time to time, amend the Plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the Plan without the holder's consent.

Federal Income Tax Consequences

         The following discussion of the federal income tax consequences of participation in the Plan is only a summary of the general rules applicable to the grant and exercise of Stock Options and other Awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

         Incentive Stock Options

         The Holder will recognize no taxable income upon the grant of an
Incentive Stock Option. The Holder will realize no taxable income when the
Incentive Stock Option is exercised if the Holder has been an employee of Movie
Star or its subsidiaries at all times from the date of the grant until three months before the date of exercise (one year if the Holder is disabled). Movie
Star will not qualify for any deduction in connection with the grant or exercise of Incentive Stock Options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the Holder, the Holder will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive
Stock Option over the exercise price will be treated as an item of adjustment for a Holder's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Holder.

         If common stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above,
(i) the Holder will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares and (ii) Movie Star will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

                                       22

         Non-Qualified Stock Options

         With respect to Non-Qualified Stock Options (i) upon grant of the Stock
Option, the Holder will recognize no income, (ii) upon exercise of the Stock
Option (if the shares of common stock are not subject to a substantial risk of forfeiture), the Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and Movie Star will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable and (iii) Movie Star will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Holder. On a disposition of the shares, the Holder will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the Holder held the shares.

         If the shares acquired upon exercise of a Non-Qualified Stock Option are subject to a substantial risk of forfeiture, the Holder will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless such Holder timely files under Code Section 83(b) to elect to be taxed on the receipt of shares, and Movie Star will qualify for a corresponding deduction at such time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares.

         Restricted Stock

         A Holder who receives Restricted Stock will recognize no income on the grant of the Restricted Stock and Movie Star will not qualify for any deduction.
At the time the Restricted Stock is no longer subject to a substantial risk of forfeiture, a Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the Restricted Stock at the time the restriction lapses over the consideration paid for the Restricted
Stock. A Holder's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16 (b) of the Exchange Act. The holding period to determine whether the Holder has long-term or short-term capital gain or loss begins when the Restriction Period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

         A Holder may elect, under Section 83(b) of the Code, within 30 days of the transfer of the Restricted Stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of Restricted Stock
(determined without regard to the restrictions) over the consideration paid for the Restricted Stock. If a Holder makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a Holder makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares (determined without regard to the restrictions) on the date of transfer.

         On a disposition of the shares, a Holder will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

         Whether or not the Holder makes an election under Section 83(b), Movie
Star generally will qualify for a deduction (subject to the reasonableness of compensation limitation) equal to the amount that is taxable as ordinary income to the Holder, in its taxable year in which such income is included in the
Holder's gross income. The income recognized by the Holder will be subject to applicable withholding tax requirements.

         Dividends paid on Restricted Stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the Holder and will be deductible by Movie Star subject to the reasonableness limitation. If, however, the Holder makes a
Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the Holder, but will not be deductible by Movie Star.

                                       23

         Deferred Stock

         A Holder who receives an award of Deferred Stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the transfer of the Deferred Stock (or the later lapse of a substantial risk of forfeiture to which the Deferred Stock is subject, if the
Holder does not make a Section 83(b) election), in accordance with the same rules as discussed above under the caption "Restricted Stock."

         Other Stock-Based Awards

         The federal income tax treatment of Other Stock-Based Awards will depend on the nature of any such award and the restrictions applicable to such award.

                                   PROPOSAL 3

Ratification of Selection of Deloitte & Touche LLP as Auditors

         The Board of Directors has selected Deloitte & Touche LLP to audit the books and records of the Company for its fiscal year ending June 30, 2001. The
Company has been advised by Deloitte & Touche LLP, that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm's engagement as auditors, tax advisors and consultants.

         In the event the shareholders fail to ratify the appointment, the Board of Directors will consider it as direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interest of the Company and its shareholders. The ratification requires a majority vote of those shares of Common Stock represented at the meeting.
Consequently, any shares not voted "For" ratification (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted for purposes of determining a majority.

         The appointment of Deloitte & Touche LLP continues a relationship that began prior to 1980. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, during which they will be afforded the opportunity to make a statement if they so desire, and shareholders will be afforded the opportunity to ask appropriate questions.

                      ___________________________________

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR
       PROXY "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP
              TO AUDIT THE BOOKS AND RECORDS OF THE COMPANY FOR THE
                        FISCAL YEAR ENDING JUNE 30, 2001

                      ___________________________________

                                 OTHER BUSINESS

         The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented by others.

                             SHAREHOLDERS' PROPOSALS

         Proposals of shareholders for consideration at the 2001 Annual Meeting of Shareholders must be received by the Company no later than September 1, 2001, in order to be included in the Company's Proxy Statement and proxy relating to the meeting.

                                       24

                     ANNUAL REPORT AND FINANCIAL INFORMATION

         A copy of the Company's Annual Report to Shareholders for the year ended June 30, 2000, has been or will be mailed on or about October 24, 2000, concurrently with or prior to the mailing of this Proxy Statement, by first class mail, to each shareholder of record as of October 17, 2000.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed by the Company with the Securities and Exchange
Commission, will be furnished without charge to any person requesting a copy thereof in writing and stating that he is a beneficial holder of shares of the
Company's Common Stock. The Company will also furnish copies of exhibits, if any, to the Form 10-K to eligible persons requesting exhibits, at a charge of
$0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests and inquiries should be addressed to:

                            Saul Pomerantz, Secretary
                                Movie Star, Inc.
                               136 Madison Avenue
                            New York, New York 10016

         Nothing contained in the Annual Report to Shareholders or in the Form
10-K is to be regarded as proxy soliciting material or as a communication by means of which a solicitation of proxies is to be made.

                                      By Order of the Board of Directors

                                      Saul Pomerantz, Secretary

October 24, 2000

                                       25

                                MOVIE STAR, INC.,
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS

P    The undersigned hereby appoints MARK M. DAVID, and SAUL POMERANTZ, and each of them, with full power of substitution, to represent the undersigned and
R    to vote all of the shares of stock in Movie Star, Inc. which  the undersigned is entitled to vote at the Annual Meeting of Shareholders of
O    said Company to be held at Club 101 on the Main Floor, 101 Park Avenue, New
     York, New York, on November 28, 2000 at 10:00 A.M., and at any adjournments
X    thereof;

Y    IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR
     ALL PROPOSALS IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS.

1. Election of Directors

FOR all nominees listed below except       WITHHOLD AUTHORITY to vote
as marked to the contrary below  |_|       for all nominees listed below  |_|

Mark M. David   Melvyn Knigin   Saul Pomerantz    Gary W. Krat    Joel M. Simon

     (INSTRUCTION:  To withhold  authority to vote for any  individual  nominee, strike a line through such nominee's name.)

                   ------------------------------------------

2.  To approve the 2000 Performance Equity Plan.

        FOR |_|                 AGAINST |_|               ABSTAIN  |_|

3.  Ratification of selection of Deloitte & Touch LLP as auditors

        FOR |_|                 AGAINST |_|               ABSTAIN  |_|

4.  To transact  such other  business as may properly come before the meeting or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                                  Date __________________, 2000

                                              ----------------------------------
                                                          SIGNATURE(S)

                                              ----------------------------------
                                                    SIGNATURE IF HELD JOINTLY

Note:  Please sign exactly as your name appears hereon indicating your official title when signing in a representative capacity.